UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 20, 2024, Agrify Corporation (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with institutional investors and other accredited investors for the sale by the Company of (i) 203,988 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 949,515 shares of Common Stock, in a private placement offering. The purchase price for one Share is $22.30 and the purchase price for one Pre-Funded Warrant is $22.2999, which is equal to the purchase price for one Share less the exercise price of the Pre-Funded Warrant.

Each Pre-Funded Warrant is exercisable upon issuance into one share of Common Stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof) and will expire when such Pre-Funded Warrant is fully exercised.

The closing of the sales of these securities under the Purchase Agreements is expected to occur on or about November 21, 2024, subject to the satisfaction of customary closing conditions.

Benjamin Kovler, Chairman and Interim Chief Executive Officer of the Company, participated in the private placement to purchase 10,000 Shares on the same terms as other investors except for a purchase price of $38.76 pursuant to applicable Nasdaq listing rules.

The gross proceeds to the Company from the private placement are expected to be approximately $25.9 million, before deducting offering expenses.

The Shares, the Pre-Funded Warrants and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants will be sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the private placement, the Company and the investors also entered into Registration Rights Agreements (the “Registration Rights Agreements”), pursuant to which the Company, within 45 days following demand by a majority-in-interest of the investors, will be required to file a registration statement with the Securities and Exchange Commission to register for resale the Shares and the shares of common stock issuable upon the exercise of Pre-Funded Warrants sold in the private placement.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement, the form of Registration Rights Agreement and the form of Pre-Funded Warrant are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Shares, the Pre-Funded Warrants and the shares of common stock underlying the Pre-Funded Warrants is hereby incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board, agreed to the compensation of Benjamin Kovler for his service as the Corporation’s Interim Chief Executive Officer. Pursuant to the Board approval, Mr. Kovler will be entitled to receive annual cash compensation of $1 and is eligible to receive equity awards under the Company’s 2022 Omnibus Equity Incentive Plan, as amended (the “Plan”). On November 19, 2024, the Board approved a grant of 50,000 restricted stock units to Mr. Kovler (the “RSUs”), all of which will vest on the one-year anniversary of issuance, subject to Mr. Kovler’s continued service to the Company as Interim Chief Executive Officer, any other officer position or as executive chairman through the vesting date, and further subject to the approval by the Company’s stockholders of an increase to the numbers of shares available for issuance under the Plan that is sufficient to permit the issuance of all of the shares of common stock underlying the RSUs.

Item 8.01. Other Events.

On November 21, 2024, the Company issued a press release announcing the signing of the Purchase Agreements. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

10.1*	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1**	Press Release of the registrant dated November 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: November 21, 2024	By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Interim Chief Executive Officer

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